EXHIBIT 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE APRIL 22, 2019.

No. W2018. [•]	[•]WARRANTS

WARRANT CERTIFICATE

CHEMESIS INTERNATIONAL INC.
Suite 2710 – 200 Granville Street
Vancouver, BC V6C 1S4

THIS CERTIFIES that, for value received:

[•]

(hereinafter referred to as the “Holder”)

is the registered holder of that number of warrants (the “Warrants”) of Chemesis International Inc. (the “Issuer”) set forth above.

Underlying Securities and Exercise Terms

Each Warrant entitles the Holder to purchase one common share (the “Share”) of the Issuer, as constituted on December 21, 2018 (the “Closing Date”), at a price of $1.50 per Share until 4:00 pm (Vancouver Time) on December 21, 2020.

The Warrants and Shares are collectively referred to herein as the “Securities”.

The Issuer covenants that the Shares, when issued upon the due exercise of the Warrants, will be fully paid and non-assessable securities, and will be free and clear of all liens, charges and encumbrances. The Issuer covenants that, until the expiry of the Warrants, it will have reserved a sufficient number of common shares to provide for the exercise of the rights represented by the Warrants.

THE WARRANTS ARE TRANSFERRABLE.

Warrant Exercise Procedure

The Warrants may be exercised at any time prior to the expiry thereof on the Expiry Date by surrendering to the Issuer:

(a)	this Warrant Certificate;

(b)	the Subscription Form attached as Schedule “A” hereto, duly completed and executed; and

(c)	a certified cheque, bank draft or money order made payable to the Issuer in the aggregate amount of the exercise price,

at the office stated above or such other office or agency of the Issuer as it may designate by notice in writing delivered to the Holder at the Holder's address stated above. Upon the due exercise of the Warrants, the Issuer shall issue or cause to be issued the requisite number of Shares to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be specified in the Subscription Form, and each such person shall be deemed the holder of such Shares with effect from the date of such exercise. If Shares are to be issued to a person other than the Holder, the Holder’s signature on the Subscription Form must be guaranteed by a Canadian chartered bank, a Canadian trust company or an investment dealer who is a member of a recognized stock exchange. The Issuer will cause the certificates representing such Shares to be mailed to the Holder at the Holder's address stated above or such other address as may be specified in the Subscription Form, within 10 business days of the due exercise of the Warrants.

Upon the due exercise of a Warrant, the Warrant Certificate in respect thereof shall be deemed tendered to the Issuer for purposes thereof by the Holder without further notice or action by the Holder, and all rights under such exercised Warrant and the Warrant Certificate, other than the right to receive certificates representing the Shares to which the Holder is entitled on such exercise, and if applicable, a certificate representing the balance of any unexercised Warrants, shall wholly cease and terminate and such Warrant and Warrant Certificate shall be void and of no further effect or value.

Partial Exercise, Exchange and Replacement of Certificates

The Warrants represented by this Warrant Certificate may be exercised in whole or in part from time to time. If the Warrants are exercised in part, the Issuer shall deliver, with the Shares issued pursuant to such exercise, a new Warrant Certificate representing the balance of the Warrants remaining unexercised.

This Warrant Certificate may be exchanged, upon its surrender to the Issuer, for new Warrant Certificates of like tenor in denominations which in the aggregate represent the number of Warrants represented hereby. Such new Warrant Certificates will be mailed to the Holder at the Holder's address stated above within 10 business days of the surrender of the Warrant Certificate for exchange.

If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Issuer may on such reasonable terms as it may in its discretion impose, including but not limited to the provision of any indemnity by the Holder satisfactory to the Issuer in its sole discretion, issue and countersign a new Warrant Certificate of like tenor, denomination and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

Transfer of Warrants

The Warrants and all rights hereunder are transferable by the Holder in accordance with applicable laws by surrender of this Warrant Certificate together with a Warrant Transfer Form in the form attached hereto as Schedule “B” at the office of the Issuer, Suite 313, 515 West Pender Street, Vancouver, British Columbia, V6B 6H5. Any Warrant Certificate issued to a transferee will bear such restrictive or other legends as may be required under applicable securities laws.

Holding of Warrants

The Issuer may treat the Holder as the absolute owner of the Warrants represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any Securities except as herein expressly provided.

Resale Restrictions and Legending of Certificates

The Warrants have been, and the Shares will be, issued pursuant to an exemption (an “Exemption”) from the registration and prospectus requirements of applicable securities law. To the extent that the Issuer relies on such Exemption, the Securities will be subject to restrictions on resale and transferability contained in applicable securities laws.

In the event that any of the Securities are subject to a hold period, or any other restrictions on resale and transferability, the Issuer may place a legend on the certificates representing the Securities as may be required under applicable securities laws or the requirements of any stock exchange or other market, or as it may otherwise deem necessary or advisable.

Capital Adjustments

If at any time after the date hereof and prior to the expiry of the Warrants, and provided that any Warrants remain unexercised, there shall be:

(a)	a reclassification of the Issuer's common shares, a change in the Issuer's common shares into other shares or securities, a subdivision or consolidation of the Issuer's common shares into a greater or lesser number of common shares, or any other capital reorganization, or

(b)	an amalgamation, merger or consolidation of the Issuer with or into any other corporation other than an amalgamation, merger or consolidation which does not result in any reclassification of the Issuer's outstanding common shares or a change of the Issuer's common shares into other shares or securities, a subdivision or consolidation of the Issuer's common shares into a greater or lesser number of common shares, or any other capital reorganization,

(any of such events being called a “Capital Reorganization”) any Holders who thereafter exercise Warrants shall, at no additional cost to the Holder, be entitled to receive and shall accept in lieu of the Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to acquire upon such exercise. If determined appropriate by the Issuer acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrants.

In case the Issuer, after the date hereof, shall take any action affecting any securities of the Issuer, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Shares, or other securities or other property which shall be issuable on the exercise of the Warrants, shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained.

No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event. The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of securities which may be acquired on the exercise of a Warrant unless it would result in a change of at least one-hundredth to such securities. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

Notwithstanding any adjustments provided for herein or otherwise, the Issuer shall not be required, upon the exercise of any Warrants, to issue fractional Shares or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Share or other security, such right may be exercised in respect of such fraction only in combination with the exercise of other Warrants which in the aggregate entitle the Holder to acquire a whole number of Shares or other securities. The Holder shall be entitled, upon the elimination of any fraction of a Share or other security, to be paid in cash for the fair market value for the securities so eliminated, always provided that the Issuer shall not be required to make any payment if for less than $25.

In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Issuer at its sole discretion (who may be the Issuer’s auditors) and any such determination shall be binding upon the Issuer and the Holder.

Miscellaneous Provisions

Any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter postage prepaid, and any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by facsimile or email with confirmed receipt, in each case addressed to:

(a)	if to the Issuer,

CHEMESIS INTERNATIONAL INC. Suite 2710 – 200 Granville Street Vancouver, BC V6C 1S4

Attention: Edgar Montero Email: edgar.montero.gortarez@gmail.com

(b)	if to the Holder, at its address appearing in the register of holders of Warrants maintained by the Issuer,

and such shall be deemed to have been effectively made and received on the date of personal delivery, if delivered; on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter (except the delivery of documents to exercise the Warrants, in which case actual receipt is required); or on the first business day after the time of facsimile or email transmission, if sent by facsimile or email. In the case of a disruption in postal services, any delivery or surrender of documents or notice sent by mail shall not be deemed to have been effectively made or received until it is actually delivered. The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings. No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, director, officer or agent of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, directors, officers or agents of the Issuer in respect thereof. This Warrant Certificate shall be binding upon the Issuer and its successors.

This Warrant Certificate shall be governed in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized signatory on December 21, 2018.

CHEMESIS INTERNATIONAL INC.

Per: ________________________________

        Authorized Signatory

SCHEDULE “A”
to the Warrant Certificate
of CHEMESIS INTERNATIONAL INC.

SUBSCRIPTION FORM

TO:	CHEMESIS INTERNATIONAL INC.
Suite 2710 – 200 Granville Street Vancouver, BC V6C 1S4

The Undersigned, being the registered holder of the attached Warrant Certificate of the Issuer, does hereby irrevocably exercise ______________________of the Warrants evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the Shares (as described therein), or other securities or property in substitution thereof, to be received thereon and irrevocably surrenders the Warrant Certificate to the Issuer for such purpose. The Undersigned hereby irrevocably directs that the Shares, or other securities or property in substitution thereof, to be received by the Undersigned be registered as follows:

Name in Full	Address	No. of Shares
1.

2.

3.

4.

IF SHARES ARE TO BE ISSUED TO A PERSON OR PERSONS OTHER THAN THE UNDERSIGNED REGISTERED HOLDER, THE SIGNATURE OF THE UNDERSIGNED MUST BE MEDALLION GUARANTEED AND IT MUST PAY TO THE ISSUER ALL APPLICABLE TAXES AND OTHER DUTIES.

The Undersigned registered holder hereby represents, warrants and certifies that:

1. the Undersigned is not in the United States or a U.S. Person, and is resident in the jurisdiction indicated as its address set forth in this Subscription Form;

2. the Undersigned acknowledges that the Warrants and Shares (collectively, the “Securities”) have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or any applicable State securities laws, and may not be offered or sold in the United States or to U.S. Persons without registration under the 1933 Act and any applicable State securities laws, unless an exemption from registration is available; and

3. the Undersigned has no intention to distribute, either directly or indirectly, any of the Securities in the United States or to U.S. Persons.

DATED the ______day of ___________, 20___.

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Signature of Witness [Please Note Instruction 2]		Signature of registered holder or Signatory thereof
If applicable, print Name and Office of Signatory

Print Name of Witness		Print Name of registered holder as on certificate

Address of Witness		Street Address

Occupation of Witness		City, Province and Postal Code

INSTRUCTIONS:

1. The registered holder of the Warrant(s) may exercise its right to purchase the Shares(s) by completing and surrendering this Subscription Form and the ORIGINAL Warrant Certificate representing the Warrant(s) being exercised to the Issuer, together with the aggregate amount of the exercise price for the Share(s) as provided for in the Warrant Certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within 10 business days after the receipt of all required documentation.

2. If this Subscription Form indicates that Share(s) are to be issued to a person or persons other than the registered holder of the Warrant(s) to be exercised: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Issuer all applicable taxes and other duties.

3. If this Subscription Form is signed by a trustee, executor, administrator, custodian, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.

SCHEDULE “B”
to the Warrant Certificate
of CHEMESIS INTERNATIONAL INC.

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers to:

[Name of Transferee]

[Address of Transferee]

__________________ number of Warrants, issued by CHEMESIS INTERNATIONAL INC. (the “Issuer”), represented by the enclosed Warrant Certificate (if no amount is specified, the Transferor will be deemed to be transferring the entire amount of the Warrant Certificate) and does hereby irrevocably constitute and appoint:

as attorney to transfer said principal amount of Warrants on the books of the Issuer with full power of substitution in the premises.

DATED the ___ day of _____________, 20___.

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Print Name of registered holder as on certificate

X		X
Signature of Witness		Signature of registered holder or Signatory
thereof
[Please Note Instruction 2]
Name and Office of Signatory

Street Address

INSTRUCTIONS:

1. The registered holder of a Warrant may exercise its right to transfer its Warrant by completing and surrendering this Transfer Form and the ORIGINAL Warrant Certificate representing the Warrants being transferred to the Issuer, as provided for in the Warrant Certificate. Certificates representing the transferred Warrant will be sent by prepaid ordinary mail to the address above within 10 business days after the receipt of all required documentation.

2. The signature of the registered holder on this Transfer Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the registered holder must pay to the Issuer all applicable taxes and other duties.

3. If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, this Transfer Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.